                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            COMERICA INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Chart
                               GLORIA  G. FREUD
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 COMERICA LOGO

                             Comerica Incorporated

                                   Notice of

                         Annual Meeting of Shareholders

                                      and

                                Proxy Statement

                                      1996

                                 Comerica Logo

                             COMERICA INCORPORATED
                        COMERICA TOWER AT DETROIT CENTER
                              500 WOODWARD AVENUE
                            DETROIT, MICHIGAN 48226

                                                                  April 12, 1996

Dear Shareholder,

You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Comerica Incorporated. The meeting will be held at 9:30 a.m. on Friday, May 17, 1996 at the Renaissance Conference Center, Level 2, Tower 300 of the Renaissance Center, Detroit, Michigan. Registration will begin at 8:30 a.m. A map showing the location of the meeting is provided on the back cover of the accompanying Proxy Statement.

The accompanying Notice of Annual Meeting, Proxy Statement and Proxy Card provide information on matters that will be considered and acted upon at the meeting. Comerica's Annual Report, which was mailed to you previously, summarizes major developments during 1995 and includes the 1995 financial statements.

Your continuing interest in Comerica is appreciated and I hope you will attend the annual meeting in person. I believe this meeting provides an excellent opportunity for shareholders to become better acquainted with Comerica and its directors and officers.

It is important that your shares be represented at the meeting even if you are not able to attend in person. Whether or not you plan to attend the meeting, please complete and mail the enclosed Proxy Card promptly. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICES. SIMPLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                                           Sincerely,

                                           EUGENE A. MILLER

                                           Eugene A. Miller
                                           Chairman and Chief Executive Officer

                                 Comerica Logo

                             COMERICA INCORPORATED
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 17, 1996

The Annual Meeting of Shareholders of Comerica Incorporated will be held at the Renaissance Conference Center, Level 2, Tower 300 of the Renaissance Center, Detroit, Michigan, on Friday, May 17, 1996 at 9:30 a.m., local time, for the following purposes:

     1. To elect five Class III Directors for three year terms expiring in 1999 or upon the election and qualification of their successors.

     2. To transact any other business that may properly come before the annual meeting or any adjournments of the meeting.

Shareholders of record at the close of business on March 22, 1996 will receive notice of the annual meeting and will be entitled to vote at the meeting.

A list of shareholders who will be entitled to vote at the annual meeting will be available for inspection by shareholders at the meeting and for ten days prior to the meeting during regular business hours at the offices of the Corporate Legal Department, on the 33rd Floor of Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan.

You are cordially invited to attend the annual meeting. Whether or not you plan to attend the meeting and whether you own a few or many shares of stock, the Board of Directors urges you to sign, date and return the enclosed Proxy Card promptly in the accompanying envelope. This will assist us in preparing for the meeting and obtaining the greatest possible representation of shareholders.

                                         By Order of the Board of Directors,

                                         THOMAS W. EARLY

                                         Thomas W. Early
                                         Senior Vice President, Deputy General
                                         Counsel
                                         and Assistant Corporate Secretary

April 12, 1996

                                 Comerica Logo

                             COMERICA INCORPORATED
                        COMERICA TOWER AT DETROIT CENTER
                              500 WOODWARD AVENUE
                            DETROIT, MICHIGAN 48226

                              1996 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Comerica Incorporated (the "Corporation"). The proxies will be used at the 1996 Annual Meeting of Shareholders of the Corporation and at any adjournments of the meeting. The meeting will be held at 9:30 a.m. on Friday, May 17, 1996 at the location and for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the Notice of Annual Meeting of Shareholders and a Proxy Card will be mailed to shareholders beginning April 12, 1996. The Corporation's Annual Report for the year ended December 31, 1995 was mailed previously to shareholders.

The common stock of the Corporation is the only security of the Corporation with voting rights. Only shareholders of record of the common stock outstanding at the close of business on March 22, 1996 (the "record date") will be entitled to vote at the annual meeting. At the close of business on March 22, 1996, there were 117,924,415 shares of common stock outstanding. Each shareholder of record will be entitled to one vote for each share held on each matter presented for a vote at the meeting. Votes may be cast either in person or by proxy. A shareholder may revoke a proxy at any time before the proxy is exercised by giving written notice of revocation to the Secretary of the Corporation prior to the annual meeting or by voting in person at the meeting.

A quorum must exist to conduct business at the annual meeting. A quorum exists if a majority of the shares of common stock of the Corporation outstanding as of the record date and entitled to vote at the meeting are represented in person or by proxy at the meeting. If a quorum exists, the favorable vote of a majority of the shares represented and entitled to vote at the meeting is required to elect a director or approve other matters submitted for a vote at the meeting. Shares represented by properly executed proxies will be voted in the manner specified in the proxies. If no instructions are specified, shares represented by proxies will be voted to elect the nominees for Class III Directors. If any other matter is properly submitted for a vote at the meeting and no instructions are specified in a proxy, the shares represented by the proxy will be voted in accordance with the judgment of the person or persons voting the shares. Proxies containing abstentions or broker nonvotes with respect to the election of directors will have the same effect as a vote against the matter.

The cost of soliciting proxies will be borne by the Corporation. Proxies will be solicited primarily by mail. Proxies also may be solicited personally and by telephone, facsimile and other means. The Corporation will use the services of Georgeson & Company, Inc., a proxy solicitation firm, at a cost of $7,500 plus out-of-pocket expenses and fees for any special services. Proxies also may be solicited by officers and regular employees of the Corporation and its subsidiaries. No additional compensation will be paid to officers and employees for soliciting proxies, nor will their efforts result in more than a minimal cost to the Corporation. The Corporation also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation material to beneficial owners of the Corporation's common stock.

                             ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with each class of directors elected to a three year term of office. At each annual meeting of shareholders, a class of directors is elected to succeed the class of directors whose term of office expires at that meeting.

The term of office of five Class III Directors expires at the 1996 Annual Meeting of Shareholders. The Board of Directors has nominated five individuals recommended by the Directors Committee for election as Class III Directors of the Corporation at the 1996 Annual Meeting of Shareholders. The nominees are J. Philip DiNapoli, Wayne B. Lyon, Michael T. Monahan, Alfred A. Piergallini and Martin D. Walker. All the nominees have consented to their nominations and have agreed to serve as directors of the Corporation if elected.

The shares represented by valid proxies will be voted at the annual meeting in the manner specified in the proxies. If no instructions are specified, the shares will be voted to elect the five nominees named above. Although it is not anticipated, if any of these nominees are unable to serve, the shares may be voted to elect any substitute nominees recommended by the Directors Committee. If no substitute nominees are recommended, the number of directors to be elected at the annual meeting may be reduced by the number of nominees who are unable to serve.

The individuals who are elected as Class III Directors at the 1996 Annual Meeting of Shareholders will hold office for three years. Their terms will expire at the 1999 Annual Meeting of Shareholders or upon the election and qualification of their successors.

               INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

The following information is provided for each nominee for election as a Class III Director at the annual meeting and for each of the Class I and Class II Directors whose term of office will continue after the meeting.

                  DIRECTOR NOMINEES -- TERMS EXPIRING IN 1999

                             (CLASS III DIRECTORS)

                                          PRINCIPAL OCCUPATION AND BUSINESS
                                           EXPERIENCE DURING PAST 5 YEARS        DIRECTOR
        NOMINEE NAME            AGE          AND OTHER DIRECTORSHIPS (1)         SINCE (2)
- ------------------------------------------------------------------------------------------
J. Philip DiNapoli...........   56     Manager, Real Estate Division of            1991
                                       DiNapoli family holdings; Chairman and
                                       Director, Citation Insurance Group and
                                       Comerica California Incorporated;
                                       Director, SJW Corp.

Wayne B. Lyon................   63     President and Chief Operating Officer,      1986
                                       Masco Corporation (manufacturer of
                                       diversified household and consumer
                                       products); Director, Masco Corporation,
                                       Payless Cashways, Inc. and Emco
                                       Limited.

Michael T. Monahan...........   57     President (since June 1993), Comerica       1993
                                       Incorporated; President (since June          and
                                       1993), President and Chief Operating      1985-1992
                                       Officer (June 1992-June 1993), Comerica
                                       Bank; President (until June 1992),
                                       Manufacturers National Corporation;
                                       President and Chief Operating Officer
                                       (until June 1992), Manufacturers Bank,
                                       N.A.; Director, Jacobson Stores, Inc.

Alfred A. Piergallini........   49     Vice Chairman, President and Chief          1991
                                       Executive Officer, Gerber Products
                                       Company (producer and marketer of baby
                                       food, baby care and infant apparel);
                                       Director, Gerber Products Company and
                                       Toy Biz, Inc.

Martin D. Walker.............   63     Chairman and Chief Executive Officer,
                                       M.A. Hanna Company (international
                                       specialty chemicals company); Director,
                                       Reynolds & Reynolds, Textron Inc. and
                                       Comerica Bank.

                 INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1997

                              (CLASS I DIRECTORS)

                                          PRINCIPAL OCCUPATION AND BUSINESS
                                           EXPERIENCE DURING PAST 5 YEARS        DIRECTOR
            NAME                AGE          AND OTHER DIRECTORSHIPS (1)         SINCE (2)
- ------------------------------------------------------------------------------------------
E. Paul Casey................   66     Managing General Partner, Metapoint         1973
                                       Partners (investment partnership);
                                       Director, Wyman-Gordon Company.

Max M. Fisher................   87     Investor; Director, Sotheby's Holdings,     1973
                                       Inc.

John D. Lewis................   47     Vice Chairman, (since Jan 1994 and Jan      1994
                                       1990-June 1992), Executive Vice              and
                                       President (June 1992-Jan 1994),           1989-1992
                                       Comerica Incorporated; Vice Chairman
                                       (since Mar 1995 and Jan 1990-June
                                       1992), Comerica Bank.

Howard F. Sims...............   62     Chairman and Director, Sims-Varner and      1981
                                       Associates, Inc., (architectural,
                                       engineering and planning firm);
                                       Director, MCN Corporation.

                 INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1998

                              (CLASS II DIRECTORS)

                                          PRINCIPAL OCCUPATION AND BUSINESS
                                           EXPERIENCE DURING PAST 5 YEARS        DIRECTOR
            NAME                AGE          AND OTHER DIRECTORSHIPS (1)         SINCE (2)
- ------------------------------------------------------------------------------------------
James F. Cordes..............   55     Executive Vice President, The Coastal       1984
                                       Corporation (diversified energy
                                       company); President, American Natural
                                       Resources Company (diversified energy
                                       company); Chairman and Director, ANR
                                       Pipeline Company; Director, The Coastal
                                       Corporation, American Natural Resources
                                       Company, Colorado Interstate Gas
                                       Company and Great Lakes Gas
                                       Transmission Company.

                                          PRINCIPAL OCCUPATION AND BUSINESS
                                           EXPERIENCE DURING PAST 5 YEARS        DIRECTOR
            NAME                AGE          AND OTHER DIRECTORSHIPS (1)         SINCE (2)
- ------------------------------------------------------------------------------------------
Patricia Shontz Longe,                 Economist; Senior Partner, The Longe        1973
  Ph.D.......................   62     Company (investment, management and
                                       economic consulting company); Director,
                                       Jacobson Stores, Inc., DTE Energy
                                       Company, The Detroit Edison Company,
                                       Warner-Lambert Company and The Kroger
                                       Company.

Gerald V. MacDonald..........   57     Retired; Chairman and Chief Executive       1984
                                       Officer (June 1992-June 1993), Comerica
                                       Incorporated; Chairman and Chief
                                       Executive Officer (until June 1992),
                                       Manufacturers National Corporation and
                                       Manufacturers Bank, N.A.

Eugene A. Miller.............   58     Chairman and Chief Executive Officer        1979
                                       (since June 1993), President and Chief
                                       Operating Officer (June 1992-June
                                       1993), Chairman, President and Chief
                                       Executive Officer (until June 1992),
                                       Comerica Incorporated; Chairman and
                                       Chief Executive Officer (since June
                                       1992), Chairman, President and Chief
                                       Executive Officer (Dec 1991-June 1992),
                                       Chairman and Chief Executive Officer
                                       (until Dec 1991), Comerica Bank;
                                       Director, DTE Energy Company and The
                                       Detroit Edison Company.

- ------------------------------------
(1) This column includes principal occupations and employment with subsidiaries and other affiliates of the Corporation and of Manufacturers National Corporation, which merged with the Corporation on June 18, 1992. Comerica Bank and Comerica California Incorporated are wholly-owned subsidiaries of the Corporation. Manufacturers Bank, N.A. was a wholly-owned subsidiary of Manufacturers National Corporation.

(2) This column represents the year each nominee or incumbent director became a director of the Corporation or of Manufacturers National Corporation.

                      COMMITTEES AND MEETINGS OF DIRECTORS

The Board of Directors has several committees on which members of the board serve, including an Executive Committee, an Audit and Legal Committee, a Compensation Committee, a Directors Committee and a Risk Asset Quality Review Committee. Eugene A. Miller, Chairman and Chief Executive Officer, and Michael
T. Monahan, President, are members of all the committees of the board except the Audit and Legal Committee and the Compensation Committee. All committees make regular reports to the board, keep the board informed on matters that come before them and advise the board on any developments that the committees believe should have board consideration.

EXECUTIVE COMMITTEE. The members of the Executive Committee are Eugene A. Miller (Chairman), John D. Lewis, Michael T. Monahan and a minimum of any other four directors who are not employees of the Corporation or any of its subsidiaries ("non-employee directors"). The committee is responsible for exercising the authority, powers and duties of the Board of Directors in managing the business and affairs of the Corporation between meetings of the board. The Executive Committee did not meet during 1995.

AUDIT AND LEGAL COMMITTEE. The members of the Audit and Legal Committee are Patricia Shontz Longe, Ph.D. (Chairman), E. Paul Casey, James F. Cordes, J. Philip DiNapoli, Alfred A. Piergallini and Howard F. Sims. All the committee members are non-employee directors who are independent of the Corporation's management. The committee includes members with banking or related financial management expertise and does not include directors who are considered large customers of the Corporation or any affiliate. The responsibilities of the committee include the following: (1) recommend to the board the appointment of the independent accounting firm to conduct the annual audit of the Corporation;
(2) review with the auditors the scope of the annual independent audit and any reports issued in connection with the audit; (3) review the non-audit services performed by the independent auditors to ensure that performance of those services does not impair the independence of the auditors; (4) approve the appointment or dismissal of the general auditor and periodically review the position of the internal audit department within the Corporation; (5) at least annually, review with management the role and scope of the work performed by the internal auditors, approve the annual audit plan and periodically review the plan status and findings; (6) at least annually, meet privately with the internal auditor and external auditor; (7) review the annual financial statements and the financial reporting process; (8) review the periodic examinations made by regulatory authorities and any replies required in connection with the examinations; (9) periodically review the status of any pending litigation which could be costly to the Corporation or seriously affect the reputation of the Corporation; (10) review with management the programs and procedures to avoid conflicts of interest as well as those covering other aspects of business ethics; (11) review executive officer travel and entertainment expenses, including executive perquisites, to assess the reasonableness and appropriate documentation of the expenses;

(12) review with management the programs and procedures to assure compliance with laws, regulations and corporate policy; (13) review summary reports provided by the Consumer Compliance Officer and the Investment Services Compliance Officer to assure that corrective measures are implemented where appropriate; (14) review annually with management and the independent accounting firm their assessments of the adequacy of internal controls and the Corporation's compliance with designated laws and regulations as required by the Federal Deposit Insurance Corporation Improvement Act; (15) review annually and recommend to the board for approval the Audit Policy and Code of Ethics; (16) review annually and recommend to the board for approval the disaster protection program for the Corporation; (17) review annually and recommend to the board for approval the adequacy of insurance coverage; (18) institute investigations of suspected improprieties; and (19) retain special counsel or other expert assistance at the committee's discretion. The Audit and Legal Committee met five times during 1995.

COMPENSATION COMMITTEE. The members of the Compensation Committee are Wayne B. Lyon (Chairman), Max M. Fisher, Alfred A. Piergallini and Alan E. Schwartz. All the committee members are non-employee directors. The responsibilities of the committee include the following: (1) ensure that the Corporation's executive compensation program will attract, retain and motivate key officers of the organization; (2) annually review all aspects of the executive compensation program including executive base salaries, annual and long-term incentives, deferred compensation programs, stock award programs, benefits, executive perquisites and employment, severance and management agreements; (3) recommend to the board for approval the annual compensation for the Corporation's Chief Executive Officer; (4) review and approve the annual compensation for the Corporation's President, Vice Chairman and all Executive Vice Presidents based on the recommendations of management; (5) oversee the administration of the Corporation's Long-Term Incentive Plan and the Deferred Compensation Plan; (6) approve the executive compensation statement and related tables for the proxy statement; and (7) monitor compliance with laws applicable to the documentation and administration of the Corporation's employee benefit plans, including compliance with the requirements of the Employee Retirement Income Security Act. The committee is authorized to hire and seek the advice of outside consultants as reasonably required. The Compensation Committee met six times during 1995.

DIRECTORS COMMITTEE. The members of the Directors Committee are E. Paul Casey (Chairman), J. Philip DiNapoli, Patricia Shontz Longe, Ph.D., Eugene A. Miller, Michael T. Monahan and Howard F. Sims. The responsibilities of the committee include the following: (1) determine a desirable balance of expertise among board members; (2) identify qualified candidates to fill board positions and provide aid in attracting qualified candidates to the board; (3) recommend to the board qualified nominees to fill vacancies on the board and extend invitations to the nominees on behalf of the board; (4) recommend to the board the slate of director nominees for inclusion in the proxy statement and election by the shareholders at the annual meeting; (5) consider director nominees proposed by shareholders; (6) review and recommend to the board the performance criteria for members of the board, size of the board, committee structure and assignments, and the conduct and frequency of board meetings; (7) evaluate the performance of the members of the board for compliance with established criteria and assess the board's contribution as a whole; (8) review recommended compensation arrangements for members of the board; (9) administer the Corporation's Stock Option Plan for Non-Employee Directors (excluding the provisions for discretionary grants under the plan) and the Corporation's Stock Option Plan for Non-Employee Directors of Comerica Bank and Affiliated Banks;
(10) monitor the board's retirement policy for directors; and (11) recommend guidelines on significant governance principles for the boards of directors of the Corporation and its subsidiaries. The Directors Committee met one time during 1995.

RISK ASSET QUALITY REVIEW COMMITTEE. The members of the Risk Asset Quality Review Committee are James F. Cordes (Chairman), Max M. Fisher, Wayne B. Lyon, Gerald V. MacDonald, Eugene A. Miller, Michael T. Monahan and Alan E. Schwartz. The responsibilities of the committee include the following: (1) review the Corporation's credit quality statistics and compare them with internal management targets and industry data; (2) review and recommend credit policies as appropriate and promote the use of sound operating procedures for credit administration throughout the various affiliates of the Corporation; (3) annually review and recommend financial authorizations for board approval; (4) annually approve risk management policies; (5) review the methodology for the Allowance for Loan and Lease Loss Reserves for the Corporation and compare the analysis to actual reserve levels; and (6) review the reports submitted by Corporate Loan Review to monitor compliance with policy and overall performance. The Risk Asset Quality Review Committee met three times during 1995.

BOARD AND COMMITTEE MEETINGS. There were six regular meetings and two special meetings of the Board of Directors during 1995. All incumbent directors attended at least 75% of the aggregate number of meetings held by the Board of Directors and by all the committees of the board on which the respective directors served.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

During 1995, the members of the Compensation Committee were Wayne B. Lyon (Chairman), Max M. Fisher, Alfred A. Piergallini and Alan E. Schwartz. No member of the committee was a former officer or a current officer or employee of the Corporation or any of its subsidiaries. There were no compensation committee interlocks between the Corporation and any other entity during the fiscal year.

Alan E. Schwartz, a director of the Corporation and a member of the Compensation Committee, is a partner in the law firm of Honigman Miller Schwartz & Cohn. The Corporation used the services of this firm during prior years but ceased to retain the firm's services except for the completion of certain matters. Work performed for the Corporation in 1995 accounted for less than one percent (1%) of Honigman Miller Schwartz & Cohn's 1995 revenues.

                           COMPENSATION OF DIRECTORS

Directors who are employees of the Corporation do not receive additional compensation for their service on the Board of Directors and its committees. During 1995, non-employee directors received an annual retainer of $20,000 and $1,000 for attending each meeting of the Board of Directors. Non-employee directors who served on a committee of the board also received $1,000 for attending each committee meeting. The chairman of each committee received an additional annual retainer of $4,000. Directors also were reimbursed for all expenses incurred for the purpose of attending board and committee meetings.

The Corporation also has a stock option plan for non-employee directors. After each annual meeting of shareholders, each non-employee director is granted an option to purchase 1,000 shares of common stock of the Corporation. The exercise price of each option is the fair market value of each share of common stock on the date the option is granted. Options are exercisable one year after the date of the grant and expire ten years after the grant date.

The Corporation provides a $150,000 business travel, accidental death and dismemberment insurance benefit for each non-employee director and also maintains directors' and officers' liability insurance policies with a primary limit of $20 million and an excess limit of $20 million. The primary limit policy is insured through the Financial Institution Risk Retention Group. The Federal Insurance Company (a member of the Chubb Group) is the primary insurer for the excess limit policy.

                         RETIREMENT PLAN FOR DIRECTORS

The Corporation maintains a retirement plan for non-employee directors who have served at least five years on the Board of Directors. The plan provides for the accrual of one month of retirement income credit for each month of service up to a maximum of one hundred twenty months. An eligible director is entitled to receive a monthly retirement benefit equal to one-twelfth of the annual retainer fee in effect for directors on the date of the director's retirement. Benefits are payable for the number of months the director has accrued retirement income credit, but do not extend beyond the director's death. Benefits become payable when the director reaches age 65 or retires from the board, whichever occurs later. Payments may commence prior to the director's 65th birthday if he or she retires from the board due to illness or disability. For the purpose of determining retirement income, credit is granted for service on the Board of Directors of the Corporation and Manufacturers National Corporation.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides information concerning the number of shares of the Corporation's common stock held as of December 29, 1995 by the only shareholder known to the Corporation to be the beneficial owner of more than 5% of the Corporation's common stock. In providing this information, the Corporation relied solely on the Schedule 13G filed by the shareholder with the Securities and Exchange Commission ("Commission") and on other information furnished to the Corporation by the shareholder.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                SOLE      SHARED        SOLE          SHARED       PERCENT
     NAME AND ADDRESS          VOTING     VOTING     INVESTMENT     INVESTMENT       OF
    OF BENEFICIAL OWNER        POWER      POWER        POWER          POWER         CLASS
- ---------------------------    ------     ------     ----------     ----------     -------
Capital Research and             None       None      7,150,000           None      6.1%
Management Company*
333 South Hope Street
Los Angeles, CA 90071-1444

*Capital Research and Management Company, an investment adviser registered with the Commission and an operating subsidiary of The Capital Group Companies, Inc., exercises investment discretion with respect to these shares which are owned by various institutional investors. The Capital Group Companies, Inc. and Capital Research and Management Company have no power to direct the vote of these shares and disclaim beneficial ownership of them.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information concerning the beneficial ownership of the Corporation's common stock by incumbent directors, nominees and the executive officers named in the Summary Compensation Table (the "named executive officers"), and by all incumbent directors, nominees and executive officers as a group. The number of shares beneficially owned by each individual includes shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the record date through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse) with respect to the shares listed in the table.

                                                         AMOUNT AND NATURE              PERCENT
NAME OF BENEFICIAL OWNER                              OF BENEFICIAL OWNERSHIP           OF CLASS
- ---------------------------------------------------   -----------------------           --------
Ralph W. Babb, Jr.                                              10,097                    *
E. Paul Casey                                                   17,574(1)                 *
Richard A. Collister                                            34,903(2)                 *
James F. Cordes                                                 27,078(1)                 *
J. Philip DiNapoli                                             196,229(1)                 *
Max M. Fisher                                                1,740,004(1)(3)               1.5%
John D. Lewis                                                  111,385(4)                 *
Patricia Shontz Longe, Ph.D.                                     5,860(1)                 *
Wayne B. Lyon                                                   17,960(1)                 *
Gerald V. MacDonald                                             41,647(1)                 *
Eugene A. Miller                                               390,434(5)                 *
Michael T. Monahan                                             200,769(6)                 *
Alfred A. Piergallini                                           12,000(1)                 *
Alan E. Schwartz                                                20,920(1)(7)              *
Howard F. Sims                                                   7,151(1)                 *
Martin D. Walker                                                 4,152(1)                 *
Directors, nominees and executive officers as a
  group (30 people)                                          3,254,983(8)                  2.8%

- ------------------------------------
 *  Represents holdings of less than one percent.

(1) Includes options to purchase 1,000 shares of common stock of the Corporation, which options were granted under the Corporation's Stock Option Plan for Non-Employee Directors.

(2) Includes options to purchase 20,988 shares of common stock of the Corporation, which options were granted to Mr. Collister under the Corporation's Long-Term Incentive Plan, 200 shares owned by his spouse and 100 shares held for the benefit of his son.

(3) Includes 441,288 shares owned by a corporation and 8,164 shares owned by Mr. Fisher as a trustee. Mr. Fisher shares voting and investment powers over these shares and disclaims beneficial ownership of them. The shares shown for Mr. Fisher do not include 98,162 shares owned by members of his family and shares held in trust for their benefit. These shares are not beneficially owned by Mr. Fisher under the rules of the Commission. Mr. Fisher's ownership combined with the ownership of these family members totals 1,838,166 shares.

(4) Includes options to purchase 71,900 shares of common stock of the Corporation, which options were granted to Mr. Lewis under the Corporation's Long-Term Incentive Plan.

(5) Includes options to purchase 232,974 shares of common stock of the Corporation, which options were granted to Mr. Miller under the Corporation's Long-Term Incentive Plan. The shares shown for Mr. Miller also include 10,000 shares owned by Mr. Miller's spouse as trustee, 476 shares owned jointly by Mr. Miller and his son and 300 shares held by Mr. Miller as custodian for his daughter. Mr. Miller disclaims beneficial ownership of the shares owned by his spouse as trustee, the shares he owns jointly with his son and the shares held in custody for his daughter.

(6) Includes options to purchase 52,713 shares of common stock of the Corporation, which options were granted to Mr. Monahan under the Corporation's Long-Term Incentive Plan. The shares shown for Mr. Monahan also include 10,430 shares owned by his spouse as trustee as to which shares Mr. Monahan disclaims beneficial ownership.

(7) Includes 8,118 shares owned by Mr. Schwartz's spouse as to which shares Mr. Schwartz disclaims beneficial ownership. Mr. Schwartz is retiring upon the election of directors at the annual meeting.

(8) As of March 22, 1996, incumbent directors, nominees and executive officers as a group beneficially owned options to purchase 647,014 shares of the Corporation's common stock, which options were granted under the Corporation's Long-Term Incentive Plan, under option plans of Manufacturers National Corporation and under the Corporation's Stock Option Plan for Non-Employee Directors. Pursuant to the terms of the merger agreement with Manufacturers National Corporation, the Corporation agreed to issue its stock in satisfaction of options issued under the option plans of Manufacturers National Corporation.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires that the Corporation's directors, executive officers and persons who own more than ten percent of a registered class of the Corporation's equity securities file reports of stock ownership and any subsequent changes in stock ownership with the Commission and the New York Stock Exchange not later than specified deadlines. The Corporation is required to disclose in this proxy statement any failure to meet these deadlines. During 1994, John D. Lewis failed to file a timely report of one transaction in connection with the Corporation's retention of shares to satisfy a tax liability which arose upon the vesting of a restricted stock award. With this single exception, all reports were filed on a timely basis. In making this disclosure, the Corporation relied solely on the written representations of the directors and executive officers and a review of copies of the reports filed with the Commission.

     TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS WITH THE CORPORATION

The incumbent directors, director nominees and executive officers of the Corporation, their related entities and members of their immediate family were customers of and had transactions (including loans and loan commitments) with banking affiliates of the Corporation during 1995. All loans and commitments were made in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with the Corporation or its subsidiaries, and did not involve more than the normal risk of collection or present other unfavorable features. All loan transactions presently in effect with any incumbent director, nominee, executive officer or related entity are current as of this date.

                               EXECUTIVE OFFICERS

The following information is provided for those officers designated as executive officers by the Corporation's Board of Directors and includes the Chairman, President, Chief Financial Officer and Controller of the Corporation, officers of the Corporation who are in charge of principal business units, divisions or functions, and officers of the Corporation or its subsidiaries who perform significant policy making functions for the Corporation.

                                                                                   EXECUTIVE
                                                    FIVE-YEAR                       OFFICER
          NAME             AGE               BUSINESS EXPERIENCE (1)                 SINCE
- --------------------------------------------------------------------------------------------
Ralph W. Babb, Jr.......   47     Executive Vice President (since July 1995),       1995
                                  Comerica Incorporated and Comerica Bank); Vice
                                  Chairman, Mercantile Bancorporation and
                                  Mercantile Bank (until July 1995).

John R. Beran...........   43     Executive Vice President (since May 1995),        1995
                                  Comerica Incorporated and Comerica Bank;
                                  President and Chief Executive Officer (Jan
                                  1994-April 1995), Money Access Service
                                  Corporation (electronic banking services);
                                  Senior Vice President (until Dec 1993),
                                  Society Corporation (bank holding company).

                                                                                   EXECUTIVE
                                                    FIVE-YEAR                       OFFICER
          NAME             AGE               BUSINESS EXPERIENCE (1)                 SINCE
- --------------------------------------------------------------------------------------------
Joseph J. Buttigieg,       50     Executive Vice President (since June 1992),       1992
  III...................          Comerica Bank; Executive Vice President (until
                                  June 1992), Manufacturers Bank, N.A.

Richard A. Collister....   51     Executive Vice President (since Nov 1992),        1992
                                  Comerica Incorporated; Executive Vice
                                  President (since May 1993), Comerica Bank;
                                  First Vice President (until Nov 1992), Merrill
                                  Lynch & Co.

George C. Eshelman......   43     Executive Vice President (since Jan 1994),        1994
                                  Comerica Incorporated; Executive Vice
                                  President (since Jan 1994), Senior Vice
                                  President (until Jan 1994), Comerica Bank.

Douglas W. Fiedler......   49     President and Chief Executive Officer (since      1993
                                  May 1993), Comerica Bank & Trust, F.S.B.;
                                  First Vice President (until May 1993),
                                  Comerica Bank.

J. Michael Fulton.......   47     President and Chief Executive Officer (since      1993
                                  July 1993), Executive Vice President (until
                                  July 1993), Comerica Bank-California.

Charles L. Gummer.......   49     President and Chief Executive Officer,            1992
                                  Comerica Bank-Texas.

John R. Haggerty........   52     President and Chief Executive Officer (since      1994
                                  July 1994), Comerica Mortgage Corporation;
                                  Executive Vice President and Director, Banc
                                  One Mortgage Corporation (until June 1994).

Arthur W. Hermann.......   51     Senior Vice President and Controller, Comerica    1992
                                  Incorporated and Comerica Bank.

                                                                                   EXECUTIVE
                                                    FIVE-YEAR                       OFFICER
          NAME             AGE               BUSINESS EXPERIENCE (1)                 SINCE
- --------------------------------------------------------------------------------------------
Thomas R. Johnson.......   52     Executive Vice President (since May 1993),        1992
                                  Comerica Incorporated; Executive Vice
                                  President (June 1992-May 1993), Comerica Bank;
                                  Senior Vice President (until June 1992),
                                  Comerica Incorporated and Comerica Bank.

John D. Lewis...........   47     Vice Chairman (since Jan 1994 and Jan             1988
                                  1990-June 1992), Executive Vice President
                                  (June 1992-Jan 1994), Comerica Incorporated;
                                  Vice Chairman (since Mar 1995 and Jan
                                  1990-June 1992), Comerica Bank.

Ronald P. Marcinelli....   46     Executive Vice President (since Nov 1995),        1995
                                  Comerica Incorporated and Comerica Bank;
                                  Senior Vice President (June 1992-Nov 1995),
                                  First Vice President (until June 1992),
                                  Comerica Bank.

Eugene A. Miller........   58     Chairman and Chief Executive Officer (since       1978
                                  June 1993), President and Chief Operating
                                  Officer (June 1992-June 1993), Chairman,
                                  President and Chief Executive Officer (until
                                  June 1992), Comerica Incorporated; Chairman
                                  and Chief Executive Officer (since June 1992),
                                  Chairman, President and Chief Executive
                                  Officer (Dec 1991-June 1992), Chairman and
                                  Chief Executive Officer (until Dec 1991),
                                  Comerica Bank.

Michael T. Monahan......   57     President (since June 1993), Comerica             1992
                                  Incorporated; President (since June 1993),
                                  President and Chief Operating Officer (June
                                  1992-June 1993), Comerica Bank; President
                                  (until June 1992), Manufacturers National
                                  Corporation; President and Chief Operating
                                  Officer (until June 1992), Manufacturers Bank,
                                  N.A.

                                                                                   EXECUTIVE
                                                    FIVE-YEAR                       OFFICER
          NAME             AGE               BUSINESS EXPERIENCE (1)                 SINCE
- --------------------------------------------------------------------------------------------
David B. Stephens.......   50     Executive Vice President (since Jan 1994),        1994
                                  Comerica Incorporated and Comerica Bank;
                                  Senior Vice President (Nov 1991-Jan 1994),
                                  Comerica Bank; Senior Vice President (until
                                  Nov 1991) Shawmut National Corporation.

Fenton R. Talbott.......   54     Executive Vice President (since Jan 1996),        1996
                                  Comerica Incorporated and Comerica Bank;
                                  Senior Vice President (Jan 1994-Jan 1996),
                                  American Express Co. (financial products and
                                  strategy); Chief Executive Officer (Oct
                                  1991-Jan 1994), Acuma, Ltd. (a London
                                  subsidiary of American Express Co.).

James R. Tietjen........   36     Senior Vice President and General Auditor         1995
                                  (since Jan 1995), First Vice President and
                                  Interim General Auditor (June 1994-Dec 1994),
                                  First Vice President and Interstate Audit
                                  Manager (Jan 1994-May 1994), Vice President
                                  and Regional Audit Manager (June 1992-Dec
                                  1993), Assistant Vice President and Audit
                                  Manager (until May 1992), Comerica
                                  Incorporated.

David C. White..........   47     President and Chief Executive Officer (since      1992
                                  April 1992), Comerica Bank-Illinois; President
                                  and Chief Operating Officer (until April
                                  1992), Affiliated Bank.

- ------------------------------------
(1) This column includes principal occupations and employment with subsidiaries and other affiliates of the Corporation and of Manufacturers National Corporation. Comerica Bank, Comerica Bank-Illinois and Comerica Bank & Trust, F.S.B. are wholly-owned subsidiaries of the Corporation. Comerica Bank-California, Comerica Bank-Texas and Comerica Mortgage Corporation are affiliates of the Corporation. Manufacturers Bank, N.A. and Affiliated Bank were wholly-owned subsidiaries of Manufacturers National Corporation.

                         COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes the compensation of the executive officers of the Corporation who received the highest compensation during the fiscal year ended December 31, 1995 and includes their compensation for the fiscal years ended December 31, 1994 and December 31, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                         ----------------------------------
                                        ANNUAL COMPENSATION                       AWARDS            PAYOUTS
        ------------------------------------------------------------------------------------------------------------
                                                                         RESTRICTED    SECURITIES
                                                             OTHER         STOCK       UNDERLYING              ALL OTHER
                                                             ANNUAL       AWARD(S)      OPTIONS      LTIP     COMPENSATION
     NAME AND PRINCIPAL      FISCAL   SALARY     BONUS    COMPENSATION     (2)(3)         (6)       PAYOUTS       (7)
          POSITION            YEAR       $         $           $            ($)           (#)          $           $
  -------------------------  ------   -------   -------   ------------   ----------    ----------   -------   ------------
  Eugene A. Miller            1995    625,000   560,000      12,937          0           50,000        0         27,665
  Chairman of the Board       1994    600,000   640,000      15,892          0           38,900        0         28,805
  and Chief Executive         1993    600,000   261,100      12,655          0           27,800        0         61,480
  Officer, Comerica
  Incorporated and Comerica
  Bank

  Michael T. Monahan          1995    485,000   375,000      12,226          0           33,950        0         13,058
  President, Comerica         1994    485,000   470,000      13,784          0           26,950        0         14,155
  Incorporated and            1993    485,000   184,700       8,395        453,750       20,000        0         10,318
  Comerica Bank

  John D. Lewis               1995    370,000   300,000      10,285          0           25,900        0         12,118
  Vice Chairman, Comerica     1994    370,000   360,000      11,094          0           20,550        0         13,066
  Incorporated and            1993    333,000   126,800       9,953        302,500       13,000        0         31,287
  Comerica Bank

  Ralph W. Babb, Jr.          1995    173,085   300,000(1)   10,244        315,000(4)    15,000        0          0
  Executive Vice President
  and Chief Financial
  Officer, Comerica
  Incorporated and Comerica
  Bank

  Richard A. Collister        1995    260,000   165,000       9,626        137,500(5)    11,450        0          7,179
  Executive Vice President    1994    250,000   200,000      13,176          0            9,250        0          5,575
  and Corporate Staff         1993    250,000    81,600       7,695          0            8,000        0          5,023
  Director, Comerica
  Incorporated and
  Comerica Bank
  ---------------------------------------------------------------------------------------------------------------------

LTIP = long-term incentive plan

(1) The amount for Ralph W. Babb, Jr. for 1995 represents a $100,000 signing bonus received upon his acceptance of employment with the Corporation and a $200,000 annual bonus paid pursuant to his employment agreement with the Corporation.

(2) Restricted stock holdings for the named executive officers as of December 31, 1995 were: Michael T. Monahan, 15,000 shares with a market value of $600,000; John D. Lewis, 10,000 shares with a market value of $400,000; Ralph W. Babb, Jr., 10,000 shares with a market value of $400,000; and Richard A. Collister, 11,000 shares with a market value of $440,000. The market value is calculated as of December 29, 1995 using the closing price of the Corporation's common stock on that date of $40.00 per share. The market value does not give effect to the diminution in value due to the restrictions on this stock.

(3) Dividends are paid on restricted stock at the same rate and on the same terms that dividends are paid on common stock.

(4) On June 1, 1995, Ralph W. Babb, Jr. received 10,000 shares of restricted stock. The closing price of the Corporation's common stock on that date was $31.50 per share.

(5) On April 1, 1995, Richard A. Collister received 5,000 shares of restricted stock. The closing price of the Corporation's common stock on that date was $27.50 per share.

(6) Stock appreciation rights have never been granted under the Corporation's Long-Term Incentive Plan.

(7) Amounts for 1995 for each of the named executive officers include an $800 matching contribution and a $1,845 performance match under the Corporation's 401(k) plan. Amounts for 1995 also include life insurance premiums paid by the Corporation for the benefit of the named executive officers: (Eugene A. Miller, $25,020; Michael T. Monahan, $10,413; John D. Lewis, $9,473; and Richard A. Collister, $4,534).

The following table provides information on stock option grants in 1995 to the named executive officers.

                     OPTION GRANTS IN LAST FISCAL YEAR (1)

- ------------------------------------------------------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF STOCK
                                                                                            PRICE APPRECIATION FOR
                                    INDIVIDUAL GRANTS                                           OPTION TERM (3)
- -------------------------------------------------------------------------------------------------------------------------
                           NUMBER OF        PERCENT
                           SECURITIES       OF TOTAL
                           UNDERLYING       OPTIONS
                            OPTIONS        GRANTED TO      EXERCISE OR
                            GRANTED       EMPLOYEES IN     BASE PRICE      EXPIRATION    0%        5%         10%
           NAME              (#)(2)       FISCAL YEAR        ($/SH)           DATE       ($)      ($)         ($)
    -------------------    ----------     ------------     -----------     ----------    ---    --------   ----------
    Eugene A. Miller         50,000           4.6%            27.88        04/18/2005     0      876,679    2,221,677
    Michael T. Monahan       33,950           3.1%            27.88        04/18/2005     0      595,265    1,508,519
    John D. Lewis            25,900           2.4%            27.88        04/18/2005     0      454,120    1,150,829
    Ralph W. Babb, Jr.       15,000           1.4%            31.50        07/01/2005     0      297,153      753,043
    Richard A. Collister     11,450           1.1%            27.88        04/18/2005     0      200,760      508,764
- ---------------------------------------------------------------------------------------------------------------------

(1) Stock appreciation rights have never been granted under the Corporation's Long-Term Incentive Plan.

(2) This column represents the number of options granted to each named executive officer in 1995. These options have a ten year term and became exercisable annually in 25% increments beginning on January 19, 1996, with the exception of options granted to Ralph W. Babb, Jr. which become exercisable annually in 25% increments beginning May 31, 1996. The exercise price is equal to the fair market value of the shares covered by each option on the date each option was granted.

(3) Amounts in these columns represent the potential realizable value of the options at the end of their term and have not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of the Corporation's stock price.

The following table provides information concerning the exercise of stock options by the named executive officers during the last fiscal year and the value of unexercised options at December 31, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES (1)
- --------------------------------------------------------------------------------

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                                                   YEAR-END                 FISCAL YEAR-END (2)
                         SHARES ACQUIRED      VALUE           (#)            (#)            ($)            ($)
          NAME           ON EXERCISE(#)    REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
  ---------------------  ---------------   ------------   -----------   -------------   -----------   -------------
  Eugene A. Miller            19,494          363,855       231,537        100,575        5,346,196     1,168,068
  Michael T. Monahan          0                0             32,487         69,413          325,218       804,255
  John D. Lewis               13,284          208,951        69,493         51,163        1,458,648       598,144
  Ralph W. Babb, Jr.          0                0              0             15,000           0            127,500
  Richard A. Collister        0                0             13,812         24,888          127,586       281,798

- --------------------------------------------------------------------------------

(1) Stock appreciation rights have never been granted under the Corporation's Long-Term Incentive Plan.

(2) Value is calculated as of December 29, 1995 using the closing price of the Corporation's common stock on that date of $40.00.

                        LONG-TERM INCENTIVE PLAN AWARDS
                              IN LAST FISCAL YEAR

No awards were made to the named executive officers during the last fiscal year under any long-term incentive plan, as defined by the Commission.

                     DEFINED BENEFIT PENSION PLAN BENEFITS

The Corporation maintains the Comerica Incorporated Retirement Plan (1994 Amendment and Restatement), a defined benefit pension plan (the "Pension Plan"). The Pension Plan is a consolidation of the former Manufacturers National Corporation Pension Plan (the "Manufacturers Plan") and the Comerica Incorporated Retirement Plan (the "Comerica Plan"). Participants who retire under the Pension Plan receive a pension based on a formula which takes into consideration final average compensation and years of service, including years of service credited under the Manufacturers Plan and Comerica Plan to the former participants of these plans. Table I below provides estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited under the Pension Plan in 1994 and later years. The amounts shown in Table I have been computed without applying the limitations that apply to pensions under qualified plans. Those limitations are discussed below.

 TABLE I: ANNUAL PENSION UNDER PENSION PLAN BASED ON YEARS OF CREDITED SERVICE

   FINAL
  AVERAGE
COMPENSATION     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
- ------------     --------     --------     --------     --------     --------     --------
 $  100,000      $ 14,304     $ 21,456     $ 28,608     $ 35,760     $ 42,912     $ 47,412
    200,000        30,304       45,456       60,608       75,760       90,912       99,912
    300,000        46,304       69,456       92,608      115,760      138,912      152,412
    400,000        62,304       93,456      124,608      155,760      186,912      204,912
    500,000        78,304      117,456      156,608      195,760      234,912      257,412
    600,000        94,304      141,456      188,608      235,760      282,912      309,912
    700,000       110,304      165,456      220,608      275,760      330,912      362,412
    800,000       126,304      189,456      252,608      315,760      378,912      414,912
    900,000       142,304      213,456      284,608      355,760      426,912      467,412
  1,000,000       158,304      237,456      316,608      395,760      474,912      519,912
  1,100,000       174,304      261,456      348,608      435,760      522,912      572,412
  1,200,000       190,304      285,456      380,608      475,760      570,912      624,912
  1,300,000       206,304      309,456      412,608      515,760      618,912      677,412

Tables II and III below provide estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited in years prior to 1994. The amounts shown in Tables II and III have been computed without applying the limitations that apply to pensions under qualified plans.

                  TABLE II: ANNUAL PENSION UNDER COMERICA PLAN
                              BASED ON YEARS OF CREDITED SERVICE

   FINAL
  AVERAGE
COMPENSATION     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
- ------------     --------     --------     --------     --------     --------     --------
 $  100,000      $ 16,488     $ 24,731     $ 32,975     $ 41,219     $ 49,463     $ 57,706
    200,000        33,988       50,981       67,975       84,969      101,963      118,956
    300,000        51,488       77,231      102,975      128,719      154,463      180,206
    400,000        68,988      103,481      137,975      172,469      206,963      241,456
    500,000        86,488      129,731      172,975      216,219      259,463      302,706
    600,000       103,988      155,981      207,975      259,969      311,963      363,956
    700,000       121,488      182,231      242,975      303,719      364,463      425,206
    800,000       138,988      208,481      277,975      347,469      416,963      486,456
    900,000       156,488      234,731      312,975      391,219      469,463      547,706
  1,000,000       173,988      260,981      347,975      434,969      521,963      608,956
  1,100,000       191,488      287,231      382,975      478,719      574,463      670,206
  1,200,000       208,988      313,481      417,975      522,469      626,963      731,456
  1,300,000       226,488      339,731      452,975      566,219      679,463      792,706

               TABLE III: ANNUAL PENSION UNDER MANUFACTURERS PLAN
                           BASED ON YEARS OF CREDITED SERVICE

   FINAL
  AVERAGE
COMPENSATION     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
- ------------     --------     --------     --------     --------     --------     --------
 $  100,000      $ 14,850     $ 22,274     $ 29,699     $ 37,124     $ 44,549     $ 49,549
    200,000        31,516       47,274       63,033       78,791       94,549      104,549
    300,000        48,183       72,274       96,366      120,457      144,549      159,549
    400,000        64,850       97,274      129,699      162,124      194,549      214,549
    500,000        81,516      122,274      163,033      203,791      244,549      269,549
    600,000        98,183      147,274      196,366      245,457      294,549      324,549
    700,000       114,850      172,274      229,699      287,124      344,549      379,549
    800,000       131,516      197,274      263,033      328,791      394,549      434,549
    900,000       148,183      222,274      296,366      370,457      444,549      489,549
  1,000,000       164,850      247,274      329,699      412,124      494,549      544,549
  1,100,000       181,516      272,274      363,033      453,791      544,549      599,549
  1,200,000       198,183      297,274      396,366      495,457      594,549      654,549
  1,300,000       214,850      322,274      429,699      537,124      644,549      709,549

Annual pensions under the Pension Plan are computed using base salary and bonuses for the year earned as reflected in the Summary Compensation Table.

The Pension Plan is a tax qualified plan. Under the Internal Revenue Code of 1986 (the "Internal Revenue Code"), the maximum annual pension that may be paid under a qualified plan to any participant, including any named executive officer, is $120,000. The maximum annual compensation of any participant which may be taken into account in computing a pension under a qualified plan is $150,000. The portion of the annual pensions reflected in the foregoing tables which exceed the amount payable under a qualified plan to any participant, including any named executive officer, will be paid under a nonqualified plan maintained by the Corporation.

The estimated years of service credited under the Pension Plan for each of the named executive officers are as follows: Eugene A. Miller, 35 years; Michael T. Monahan, 34 years; John D. Lewis, 25 years; Ralph W. Babb, Jr., 1 year and Richard A. Collister, 3 years. The years of service credited to Messrs. Miller, Lewis and Collister include the following years of service credited under the Comerica Plan for which a past service pension is payable under the Pension
Plan: Mr. Miller, 35 years; Mr. Lewis, 23 years; and Mr. Collister, 1 year. The years of service credited to Mr. Monahan include 32 years of service credited under the Manufacturers Plan for which a past service pension is payable under the Pension Plan.

Under the Pension Plan, the normal form of pension payable to a participant who is unmarried at the time he or she retires is a straight life annuity, the annual amounts of which are listed in the tables above. The normal form of pension payable to a participant who is married at the time he or she retires is a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the straight life annuity. The pension amounts appearing in the Pension Plan Tables assume that retirement will occur at age 65 and do not reflect the reduction in benefits by any social security benefits which may be payable to the participant.

                 EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

RALPH W. BABB, JR. is a party to an employment agreement with the Corporation. The agreement has a three year term which expires on June 1, 1998. During the term of his employment agreement, Mr. Babb will be paid a minimum annual base salary of $300,000 and will be eligible for bonuses under the Corporation's annual bonus program. For 1995, Mr. Babb will receive a minimum annual bonus of $200,000. In addition, Mr. Babb is eligible to receive a supplemental pension if he remains with the Corporation until June 1, 2000, or upon a change in control of the Corporation, or if Mr. Babb's employment is terminated by the Corporation without cause or he resigns for good reason during the term of the agreement.

Upon entering into the employment agreement, Mr. Babb received a $100,000 signing bonus and an option to purchase 15,000 shares of the Corporation's common stock. He also received 10,000 restricted shares of the Corporation's common stock. These shares will become nonforfeitable if Mr. Babb remains employed with the Corporation until June 1, 2000. Restrictions relating to these shares will lapse prior to that date if Mr. Babb dies or becomes permanently disabled, or upon a change in control of the Corporation, or if Mr. Babb's employment is terminated by the Corporation without cause or he resigns for good reason.

Mr. Babb also is a party to a severance agreement with the Corporation. The agreement continues through May 31, 1998 and provides that Mr. Babb is entitled to receive severance benefits if his employment is terminated by the Corporation without cause or he resigns for good reason during the term of the agreement after a change in control of the Corporation. If Mr. Babb becomes entitled to receive severance benefits under the agreement, he can receive in addition to other benefits: (1) an amount equal to three times his annual base salary; (2) an amount equal to three times the highest annual bonus he received previously; and (3) continuation of certain benefits for three years. If any payment to Mr. Babb under the agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Babb will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax was not imposed. Upon the occurrence of an event that could trigger a payment under both the severance agreement and Mr. Babb's employment agreement, Mr. Babb will be entitled to a payment under only one of the agreements.

RICHARD A. COLLISTER AND JOHN D. LEWIS are parties to severance agreements with the Corporation. The agreements expire on December 31, 1998. Commencing January 1, 1999, the term of each agreement will be extended automatically every three years unless the Compensation Committee delivers written notice to Mr. Collister or Mr. Lewis, at least fifteen months prior to the end of the term, that the agreement will not be extended. The agreements provide severance benefits to each party if his employment is terminated without cause by the Corporation or he resigns for good reason during the term of the agreement after a change in control of the Corporation. If either Mr. Collister or Mr. Lewis becomes entitled to receive severance benefits under the agreement, he can receive: (1) an amount equal to 2.99 times his annual base salary; (2) any unpaid annual bonus earned in the year prior to the date of termination; (3) any unpaid short-term bonus related to a completed performance period of more than one year; (4) a portion of the annual bonus he would have earned during the year his employment was terminated calculated by assuming the Corporation's annual profit plan targets were achieved; (5) the early lapse of restrictions applicable to all restricted shares awarded prior to a change in control; (6) accelerated vesting of all stock options granted prior to a change in control; (7) continuation of medical, dental, accident, and life insurance benefits for three years after his employment terminates, unless he becomes eligible to receive comparable benefits during the three year period; and (8) payment of any legal fees and expenses incurred by him to enforce his rights under the severance agreement provided the legal fees and expenses do not exceed five percent of the pre-tax amount of his benefits under the agreement. If a cash severance payment or other amounts to be paid to

Mr. Collister or Mr. Lewis under the agreement will not be deductible by the Corporation pursuant to Section 280G of the Internal Revenue Code, the cash severance payment will be reduced to the amount necessary to preserve the deductibility of the aggregate amounts payable to Mr. Collister or Mr. Lewis under the agreements.

EUGENE A. MILLER is a party to an employment agreement with the Corporation. The agreement provides that Mr. Miller will serve as Chairman of the Board and Chief Executive Officer of the Corporation through June 30, 1997. Commencing July 1, 1997, the term of the agreement will be extended automatically every two years until Mr. Miller's 65th birthday unless a majority of the directors of the Corporation vote against an extension. For the duration of the agreement, Mr. Miller will be nominated by the Corporation to serve on its Board of Directors.

During the term of his employment agreement, Mr. Miller will be paid a base salary and will be eligible for annual bonus payments in amounts determined by the Compensation Committee commensurate with his position and performance. He also will be eligible for option grants and restricted stock awards under the Corporation's Long-Term Incentive Plan. These grants and awards also will be commensurate with his position and performance. Mr. Miller also will be eligible to participate in all of the Corporation's executive compensation plans for senior executives which are in effect during the term of the employment agreement and in any employee benefit plans which the Corporation maintains during this period. Mr. Miller's overall compensation, including benefits, will be reviewed on an annual basis and will be increased, if necessary, to maintain his compensation and benefits at a level commensurate with that of other similarly situated executives in comparable companies.

If the Corporation terminates Mr. Miller's employment without cause, or if Mr. Miller resigns for good reason or the Corporation causes Mr. Miller's employment agreement to expire prior to his 65th birthday, Mr. Miller will receive the following principal benefits: (1) an amount equal to three times his annual base salary, which will be paid in quarterly installments over a three year period;
(2) an amount equal to his average annual bonus during the three year period prior to the termination of his employment, which also will be paid in quarterly installments over a three year period; (3) accelerated vesting of any unexercised stock options; (4) the early lapse of restrictions on previously awarded shares of restricted stock; (5) continuation of health and accident insurance coverages for Mr. Miller and his wife for their lifetimes unless Mr. Miller receives comparable coverages from another source; (6) continuation of his life insurance coverage for three years; and (7) commencing at the end of the three year payment period referred to above, a payment in the form elected by Mr. Miller under the Corporation's defined benefit pension plan and excess benefit plan, in an amount equal to the excess of (a) the retirement benefits Mr. Miller would receive under the plans if he continued to receive service credit until his 65th birthday, over (b) the retirement benefits he actually accrued under the plans. If Mr. Miller's employment is terminated less than three years before his 65th birthday, the amount payable in connection with his salary will be pro-rated for the time period remaining until he reaches age 65. If Mr. Miller's employment is terminated for any of the reasons referred to above, the employment agreement also provides that the Corporation will use its best efforts, subject to the fiduciary duties of the Board of Directors, to nominate Mr. Miller as a director for the remainder of his life or until he reaches the mandatory retirement age for members of the board.

If any payment to Mr. Miller under the employment agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Miller will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax was not imposed.

MICHAEL T. MONAHAN participated in the Manufacturers National Corporation Key Employee Retention Plan which was assumed by the Corporation when it merged with Manufacturers National Corporation. Mr. Monahan would have been eligible to receive severance benefits under the plan if he retired prior to July 1, 1995. To encourage him to remain with the Corporation, the Corporation entered into an agreement with Mr. Monahan which provides certain benefits in lieu of the benefits he may have been eligible to receive under the retention plan if he had retired on July 1, 1995. The agreement provides that Mr. Monahan, or his beneficiary, is entitled to receive the following benefits if he retires, dies or becomes disabled, or his employment with the Corporation is involuntarily terminated before February 1, 1999, or if his employment with the Corporation terminates for any reason on February 1, 1999: (1) a cash payment of $3,000,000;
(2) continuation of his life, disability, accident and health insurance benefits for three years after his employment terminates, unless he becomes eligible to receive similar benefits from another employer during the three year period; (3) medical benefits for life; and (4) except in the case of a voluntary retirement before February 1, 1999, the accelerated vesting of all non-vested stock options held on the date of termination and the early lapse of any remaining restrictions on previously awarded shares of restricted stock.

The following Compensation Committee Report and Performance Graph will not be incorporated by reference into any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act.

                         COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors reviews all aspects of the Corporation's compensation programs for executive officers, including the named executive officers in the Summary Compensation Table. The committee is responsible for recommending to the Board of Directors, for approval, the annual compensation for the Corporation's Chief Executive Officer.

The committee also reviews and approves the annual compensation for the Corporation's President, Vice Chairman, Executive Vice Presidents, and other executive officers based on the recommendations of management.

The committee also administers the Corporation's long-term incentive plan. All the members of the committee are non-employee directors.

COMPENSATION PHILOSOPHY

The Corporation's compensation program is designed to attract, motivate, reward and retain superior executive talent. It emphasizes performance-based compensation and encourages long-term strategic decision making.

The principal components of the executive compensation program are base salaries, annual management incentive awards and a long-term stock incentive plan.

In determining appropriate levels of compensation for the Chief Executive Officer, the President, the Vice Chairman, Executive Vice Presidents, and other executive officers, the committee evaluates: (1) the Corporation's performance in relation to established performance goals which are discussed below; (2) the Corporation's performance in relation to the fifty largest bank holding companies in the United States (the "performance peer group"); and (3) compensation levels at a selected group of eighteen super-regional bank holding companies located primarily in the Midwest (the "compensation peer group").

The fifty largest bank holding companies included in the performance peer group are substantially the same institutions as those included in the Keefe-50 Bank Index used below in the Corporation's performance graph, though there are some differences.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The Corporation's Board of Directors relies on the Chief Executive Officer to provide effective leadership and execute a successful business plan for the entire organization. Other key measures of the Chief Executive Officer's performance include development of the senior managers of the Corporation and effective interaction within the community by both the Chief Executive Officer and the Corporation.

Subject to the Board's approval of his annual compensation, the committee establishes Mr. Miller's base salary, annual management incentive award, stock option grants and, when appropriate, restricted stock awards in amounts commensurate with his performance and position, in accordance with the Corporation's compensation philosophy described above and in accordance with the terms of Mr. Miller's employment agreement discussed in this Proxy Statement under the heading "Employment Contracts and Severance Agreements".

BASE SALARIES

In the fourth quarter of 1994, the Corporation, with the assistance of an independent compensation consultant, conducted a review of the competitiveness of the executive compensation program. Based on this review, it was determined that the Corporation's base salaries for the named executive officers were at or above the median base salaries of the compensation peer group with the exception of the Chief Executive Officer whose base salary was below the median. The committee increased Mr. Miller's base salary by four percent to reflect his contribution to the organization's success and to bring his base salary to a level more commensurate with that of chief executive officers in the compensation peer group.

ANNUAL MANAGEMENT INCENTIVE PROGRAM

The committee members believe that return on equity is a key measure of corporate performance. Therefore, the Annual Management Incentive Program for executive officers is driven by the Corporation's return on equity in relation to the performance peer group and in relation to return on equity targets which are approved annually by the committee.

For 1995, the payment of incentive awards was based on the Corporation achieving a minimum return on equity of twelve percent. Maximum incentive awards become payable when the Corporation achieves a return on equity of eighteen percent. These targets were established by the committee prior to the beginning of the year. Upon determination of the Corporation's performance in relation to these targets, the committee established a pool of awards for distribution under the incentive program. The distribution of individual awards to the Chief Executive Officer and the other participants in the program is based on corporate performance, individual performance and individual levels of responsibility within the Corporation. Mr. Miller's award under the program also is subject to the terms of his employment agreement.

The 1995 annual management incentive awards for the Chief Executive Officer and the other named executive officers were based on the return on equity of 16.46% achieved in 1995 which placed the Corporation in the third highest quintile of the performance peer group at ranking number twenty-three.

Mr. Miller's 1995 award under the Annual Management Incentive Program reflects the Corporation's return on equity performance as well as Mr. Miller's contribution to that performance. Despite this ranking, Mr. Miller's 1995 cash compensation, which includes this award and his base salary, was below the projected median for the compensation peer group.

To reward sustained superior annual performance over a three year period, the Annual Management Incentive Program provides for an additional award to be paid if the Corporation's average return on equity for the most recent three year period ranks among the top twenty in the performance peer group. Fifty percent of any additional award will be paid in the form of a stock grant under the Corporation's Long-Term Incentive Plan and fifty percent will be paid in cash. A non-transferability restriction will be attached to any stock grant which will preclude the recipient from disposing of the stock prior to retirement or other termination of employment. The stock portion of the additional award serves to further align the interests of the Corporation's senior officers with those of the shareholders. The first year that an executive officer can receive an incremental award is 1997.

STOCK AWARDS

The Corporation's Long-Term Incentive Plan provides stock awards for key officers and employees including all of its named executive officers. The Plan's objective is to align the interests of the Corporation's key officers and employees with those of its shareholders.

Awards in 1995 consisted principally of stock option grants with exercise prices equal to the fair market value of the Corporation's common stock on the grant date. Because executives receive value from stock option awards only in the event of stock price appreciation, the committee believes stock options are a strong incentive to improve financial performance and increase shareholder value. Individual awards in 1995 were based on corporate performance and on individual levels of responsibility and contributions to the Corporation.

The Corporation's independent compensation consultant has reported that, since 1992, the size of the Corporation's stock option grants for the named executive officers has been very conservative when compared to those for the Corporation's compensation peer banks. It has been the goal of the Corporation to provide stock-based awards at least equal to the median awards provided by banks of this peer group and to encourage stock ownership for all levels of employees.

Grants of stock options to the Chief Executive Officer and the other executive officers are allocated from a pool of options which is created each year based on: (1) the Corporation's overall performance and (2) a percentage of each officer's base salary. Each officer's grant from the stock pool is based on management's assessment of his or her individual performance.

Restricted stock grants were made in 1995 to Mr. Babb as part of his employment agreement, and to Mr. Collister to recognize his contribution on the management policy committee and his contribution to the success of the Corporation. These awards will not vest until June 1, 2000 and April 1, 2000, respectively.

STOCK OWNERSHIP GUIDELINES

Effective January 1, 1995, the Corporation implemented stock ownership guidelines which encourage senior officers to own a significant number of shares of the Corporation's common stock. The senior officers are encouraged to achieve the targeted stock ownership levels within five years of January 1, 1995 or of becoming a senior officer.

                            STOCK OWNERSHIP TARGETS

- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

                                                               SHARE            YEARS TO
                           LEVEL                               TARGET            ATTAIN
- ------------------------------------------------------------------------------------------------
            Chairman and Chief Executive Officer           100,000 Shares       5 Years
                         President                          75,000 Shares       5 Years
                       Vice Chairman                        50,000 Shares       5 Years
                  Executive Vice President                  15,000 Shares       5 Years
                   Senior Vice President                     6,000 Shares       5 Years
                    First Vice President                     3,000 Shares       5 Years
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The committee's objective is to structure the Corporation's executive compensation programs to maximize the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. However, the committee reserves the right in the exercise of its business judgment to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under this section. Currently all executive officer compensation is deductible under Section 162(m). Mr. Miller's compensation does not exceed the deduction limits because his compensation is paid under an employment contract which was in existence prior to the passage of
Section 162(m).

THE COMPENSATION COMMITTEE

Wayne B. Lyon, Chairman
Max M. Fisher
Alfred A. Piergallini
Alan E. Schwartz

                               PERFORMANCE GRAPH

The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG COMERICA INCORPORATED, KEEFE 50-BANK INDEX AND S&P 500 INDEX (ASSUMES $100 INVESTED ON 12/31/90 AND REINVESTMENT OF DIVIDENDS)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)          COMERICA          KEEFE          S&P 500
1990                                    100.00          100.00          100.00
1991                                    200.00          158.00          130.00
1992                                    246.00          202.00          140.00
1993                                    212.00          213.00          155.00
1994                                    203.00          202.00          157.00
1995                                    347.00          324.00          215.00

                             INDEPENDENT ACCOUNTANT

Upon recommendation of the Audit and Legal Committee, the Board of Directors selected Ernst & Young LLP as independent accountant to audit the Corporation's financial statements for 1996. Ernst & Young also audited the Corporation's financial statements for 1995. Representatives of Ernst & Young will have an opportunity to make a statement at the annual meeting and will be available at the meeting to answer any questions asked by shareholders.

                             SHAREHOLDER PROPOSALS

Any proposal by a shareholder of the Corporation must be received by December 13, 1996 to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting of Shareholders. Proposals must comply with applicable laws and regulations and must be mailed by certified or registered mail to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, 33rd Floor, Detroit, Michigan 48226.

                         ANNUAL REPORT TO SHAREHOLDERS

The 1995 Annual Report to Shareholders, containing financial statements and other information about the operations of the Corporation for the year ended December 31, 1995, was mailed previously to shareholders and is not to be regarded as proxy soliciting material.

                                 OTHER MATTERS

The Board of Directors is not aware of any other matter to be presented at the annual meeting. If any other matter is properly submitted for a vote at the meeting, the shares represented by Proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares. Under the Corporation's bylaws, shareholders of the Corporation are required to provide advance notice to the Corporation if they wish to nominate persons for election as directors or propose items of business at an annual meeting of the Corporation's shareholders. In the case of an annual meeting of shareholders, this notice must be delivered not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; however, if the annual meeting of shareholders is called for a date that is not within 30 days before or after this anniversary date, the notice by the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. In the case of a special meeting of shareholders called for the purpose of electing directors, the written notice by the shareholder must be delivered not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. A copy of the Corporation's bylaws specifying the advance notice requirements will be furnished to any shareholder upon written request to the Secretary of the Corporation.

                                           By Order of the Board of Directors,

                                           T. W. EARLY

                                           Thomas W. Early,
                                           Senior Vice President, Deputy General
                                           Counsel
                                           and Assistant Corporate Secretary

Dated: April 12, 1996

                       Location of Comerica Incorporated
                         Annual Meeting of Shareholders

                         RENAISSANCE CONFERENCE CENTER
                              TOWER 300, LEVEL L2

                                  COMERICA MAP

                          ADJACENT PARKING FACILITIES

1. CENTER GARAGE

Use the Renaissance Drive entrance. Take the garage elevator to Level 5, then take the Bridge to the Renaissance Center. Follow the signs to Comerica's Annual Meeting.

2. PORT ATWATER GARAGE

Use the Beaubien entrance. Take the garage elevator to Level 3, then take the Pedestrian Bridge to the Renaissance Center. Follow the signs to Comerica's Annual Meeting.

      [COMERICA LOGO]
      Detroit, Michigan

      TRUSTEE AUTHORIZATION CARD FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

      The undersigned, a participant in the Comerica Incorporated Preferred Savings Plan, instructs Comerica Bank, as Trustee under the plan, to vote at the Annual Meeting of Shareholders of Comerica Incorporated and at any adjournment of the meeting, all the shares of Comerica Incorporated Common Stock which the undersigned is entitled to vote: (1) as designated with respect to the matter identified below, and (2) in the bank's discretion upon any other matters that may properly come before the meeting.

        ELECTION OF DIRECTORS             / / FOR all nominees listed below          / / WITHHOLD AUTHORITY to vote for all
                                            (except as marked to the contrary)                nominees listed below

        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

         J. Philip DiNapoli     Wayne B. Lyon    Michael T. Monahan
                Alfred A. Piergallini     Martin D. Walker

      IF NO SPECIFIC DIRECTION IS GIVEN THE TRUSTEE SHALL VOTE FOR ALL THE
                                MATTERS LISTED.

                                       Dated:                           ,1996
                                             ---------------------------

                                       ---------------------------------
                                       Signature

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

      [COMERICA LOGO]
      Detroit, Michigan

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned appoints Richard D. Rohr and David D. Joswick as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 22, 1996, at the annual meeting of shareholders to be held on May 17, 1996 and any adjournment of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

      --------------------------------------------------------------------

       ELECTION OF DIRECTORS             / / FOR all nominees listed below      / / WITHHOLD AUTHORITY to vote for
                                            (except as marked to the                all nominees listed below
                                             contrary)

        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

         J. Philip DiNapoli     Wayne B. Lyon    Michael T. Monahan
                 Alfred A. Piergallini    Martin D. Walker

              PLEASE SIGN AND DATE THE REVERSE SIDE BEFORE MAILING

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE MATTER LISTED.

      Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. Please give full title when signing as attorney, executor, administrator, trustee or guardian. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                       Dated:                          , 1996
                                             --------------------------


                                       --------------------------------------
                                                     Signature

                                       --------------------------------------
                                           Signature (if held jointly)

                                           PLEASE SIGN, DATE AND RETURN
                                                    THIS PROXY
                                           PROMPTLY USING THE ENCLOSED
                                                    ENVELOPE.

                            [COMERICA LETTERHEAD]

April 12, 1996


Dear Shareholder:

Although you have not yet exchanged your shares of Manufacturers National Corporation Common Stock ("Manufacturers Stock") for shares of Comerica Incorporated Common Stock ("Comerica Stock"), you are entitled to vote your Manufacturers Stock at the Annual Meeting of Shareholders of Comerica Incorporated (the "Corporation") on May 17, 1996, or at any adjournment of the meeting. You may attend the meeting in person or use the enclosed proxy card to vote your Manufacturers Stock. For further information regarding the Annual Meeting and how to vote your shares, please see the enclosed proxy statement and proxy card.

The enclosed proxy card lists the number of shares of Manufacturers Stock that you held of record as of March 22, 1996. The actual number of shares that will be counted as your vote at the Annual Meeting will be the number on your proxy card adjusted to reflect the exchange rate of Manufacturers Stock for Comerica Stock and the January 4, 1993 Comerica stock split.

ON SEVERAL PREVIOUS OCCASIONS YOU WERE PROVIDED WITH A LETTER OF TRANSMITTAL TO BE USED TO EXCHANGE YOUR SHARES OF MANUFACTURERS STOCK FOR COMERICA STOCK. PLEASE FOLLOW THE INSTRUCTIONS ON THE LETTER OF TRANSMITTAL AND EXCHANGE YOUR MANUFACTURERS STOCK AS SOON AS POSSIBLE.

Dividends cannot be disbursed until your Manufacturers Stock has been exchanged, however, dividends will continue to accrue to your account and will be reported to the Internal Revenue Service. You will be responsible for the payment of any taxes as if the dividends had been disbursed to you. Interest will not accrue or be paid with respect to these dividends.

Thank you for your continued interest in Comerica Incorporated.